UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 8, 2018

LANDS' END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 8, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Lands’ End, Inc. (the “Company”) approved performance-based restricted stock unit awards (the “Performance-Based RSUs”) to be made to the Company’s chief executive officer and each of the other named executive officers of the Company who are currently executive officers of the Company, as set forth in the proxy statement for the Company’s Annual Meeting of Stockholders held in 2017. These executive officers are: Jerome S. Griffith, Chief Executive Officer and President; James F. Gooch, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer; and Kelly Ritchie, Senior Vice President, Employee and Customer Services. Awards will be made pursuant to either the Company’s 2014 Stock Plan or the Company’s 2017 Stock Plan.
The Performance-Based RSUs will be granted (subject to the recipient’s continued employment on the date of grant) on the first trading day of the Company’s open window period under its Insider Trading Policy following the release of financial results for the year ended February 2, 2018. The Performance-Based RSUs represent the right to receive shares of the Company's common stock, upon the achievement of certain performance goals measured over the three-year period comprised of fiscal years 2018 through 2020. The performance measures for the awards are adjusted EBITDA and revenue, weighted 75% and 25%, respectively.
The Compensation Committee determined threshold, target and maximum goals for each performance measure. A threshold level of performance will generate a payout at 50% of the target award amount, a target level of performance will generate a payout at 100% of the target award amount, and a maximum level of performance will generate a payout at 200% of the target award amount. Performance below the threshold will result in the Performance-Based RSUs terminating without any vesting or payout.
The grant date fair value of the Performance-Based RSUs at target will be 110% of base salary for Mr. Griffith and 50% of base salary for each of Mr. Gooch and Ms. Ritchie.
The Compensation Committee also adopted a form of Performance-Based Restricted Stock Unit Agreement for use with the Performance-Based RSUs. The foregoing description of the Performance-Based RSUs does not purport to be complete and is subject to, and qualified in its entirety by, reference to the terms of such agreement, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Form of Performance-Based Restricted Stock Unit Agreement

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SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date: February 14, 2018	By: /s/ Peter L. Gray
Name: Peter L. Gray
Title: Executive Vice President, Chief Administrative Officer and General Counsel

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